UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2013

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On December 16, 2013, the Superior Court of California for the County of Santa Clara issued a proposed statement of decision in a 13-year old case captioned The People of the State of California vs. Atlantic Richfield Company, ConAgra Grocery Products Company ("ConAgra Grocery Products"), E.I. Du Pont De Nemours and Company, NL Industries, Inc. and The Sherwin-Williams Company (the "proposed decision"). The case sought an order against the defendants to abate an alleged public nuisance created by lead paint sales that occurred more than 50 years ago. The proposed decision includes a finding against three defendants, including ConAgra Grocery Products, a wholly owned subsidiary of ConAgra Foods, Inc. (the "Company"). The proposed decision orders the creation of a California abatement fund in the amount of $1.1 billion. Liability is joint and several. The Company and ConAgra Grocery Products strongly disagree with this outcome.

The Company has never engaged in the manufacture or sale of any type of paint. ConAgra Grocery Products was included in this suit solely due to an alleged corporate linkage between it and a lead paint manufacturer. More than 20 years ago, in 1990, the Company acquired Beatrice Company ("Beatrice"). A former subsidiary of Beatrice manufactured lead paint until the 1950s. That paint company sold all of its assets to a third party in 1967 and was dissolved in 1968, more than 45 years ago and 22 years prior to the Company’s acquisition of Beatrice. The Company does not believe ConAgra Grocery Products inherited any liabilities of this dissolved entity. The absence of any linkage between ConAgra Grocery Products and this paint company is a critical issue that the Company will continue to advance throughout the appeals process.

The Company strongly believes that ConAgra Grocery Products is not an appropriate defendant in this litigation and will appeal. The Company also believes that the public nuisance theory is flawed, that no causation has been demonstrated and the need for any abatement is highly questionable. The Company has been and will continue to vigorously defend itself in this case and any lead paint related litigation. To date, favorable decisions have been rendered in states across the country. The Company continues to believe that a favorable outcome is the right decision here.

If ultimately necessary, the Company will look to its insurance policies for coverage; its carriers are on notice. However, the Company cannot absolutely assure that the final resolution of this matter will not have a material adverse effect on our financial condition, results of operations or liquidity.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

December 16, 2013	By:	Lyn Rhoten

Name: Lyn Rhoten
Title: VP, Securities Counsel and Asst Corp Secretary